Exhibit 10.2

SEPARATION AGREEMENT

THIS SEPARATION AGREEMENT (this “Agreement”) is entered into as of April 30, 2004, by and between Donald J. Edwards (“Edwards”) and First Acceptance Corporation (f/k/a Liberté Investors Inc.), a Delaware corporation (the “Company”).  The Company and Edwards are sometimes collectively referred to herein as the “Parties” and individually as a “Party.”

WHEREAS, Edwards and the Company are parties to the Employment Agreement, dated as of July 1, 2002 (the “Employment Agreement”), which sets forth the terms and conditions of Edwards’ employment as President and Chief Executive Officer of the Company;

WHEREAS, the Company granted Edwards options (the “Options”) to purchase 2,573,678 shares of its common stock, par value $.01 per share (“Common Stock”), pursuant to the Nonqualified Stock Option Grant Agreement, dated July 9, 2003 (the “Option Grant Agreement”);

WHEREAS, the Company, USAH Merger Sub, Inc., a Delaware corporation and direct wholly-owned subsidiary of the Company (“Merger Sub”), USAuto Holdings, Inc., a Delaware corporation (“USAuto”), and the stockholders of USAuto are parties to the Agreement and Plan of Merger, dated as of December 15, 2003 (the “Merger Agreement”), pursuant to which USAuto will merge with and into Merger Sub upon the terms and subject to the conditions set forth therein (the “Merger”); and

WHEREAS, upon the Merger becoming effective and pursuant to the terms and conditions set forth in this Agreement, Edwards’ employment as an employee and officer of the Company will terminate.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the Parties agree as follows:

1.                                       Separation Agreements.

(a)                                  Subject to the terms and conditions set forth in this Agreement, Edwards hereby resigns, and the Company accepts Edwards’ resignation, from his position as President and Chief Executive Officer of the Company (the “Separation”).  Such Separation shall be deemed effective as of the Closing Date (the “Separation Date”).

(b)                                 In connection with the Separation, and in consideration for the execution, delivery and effectiveness of the General Release attached as Exhibit A hereto by Edwards, the Company shall promptly pay to Edwards all of the compensation contemplated by Section 5(d) of the Employment Agreement, which compensation consists of the following: (i) any unpaid Base Salary (as defined in the Employment Agreement) due to Edwards for all periods prior to the Separation Date; (ii) Edwards’ accrued PTO (as defined in the Employment Agreement); and

(iii) a lump sum amount equal to (x) the present value (based on a rate of 4.75% per annum) of all remaining Base Salary obligations through the end of the term of the Employment Agreement plus (y) an amount equal to the higher of Edwards’ most recent annual bonus or target bonus agreed upon by the Company’s Board of Directors for the year in which the Separation occurs.  The Company and Edwards agree that the amount described in clause (iii) of the immediately preceding sentence shall be $1,659,000.  In addition, during the period beginning on the date hereof and ending on July 1, 2007, the Company shall provide Edwards with medical and dental insurance coverage for himself and for his family on terms and in amounts consistent with the medical and dental insurance coverage made available to the Company’s senior management.

(c)                                  As a condition to the Separation, the Company hereby assigns and transfers to Edwards Capital, LLC (the “New Edwards Entity”), subject to obtaining the landlord’s consent, all of the Company’s rights, title and interest in and under the lease for the office space located at 676 North Michigan Avenue, Suite 3300, Chicago, Illinois 60611 (the “Chicago Lease”) and all furniture, fixtures and other personal property located therein, which transfer of furniture, fixtures and other personal property shall be made pursuant to a customary bill of sale, and the New Edwards Entity hereby assumes all of the Company’s obligations under the Chicago Lease and becomes entitled to all of the Company’s rights thereunder.  In further consideration of the Separation and, for the benefit of the Company, the execution and delivery by Edwards, and the effectiveness of, the General Release attached as Exhibit A hereto, the Company shall reimburse the New Edwards Entity for all obligations and expenses incurred by the New Edwards Entity under the Chicago Lease (as in effect on the Closing Date), including the obligations to make rental payments thereunder and pay the expenses and real estate taxes specified therein (collectively, the “Lease Obligations”), as and when such Lease Obligations are incurred by the New Edwards Entity through the end of the term of the Chicago Lease (as in effect on the Closing Date).  The Company shall reimburse the New Edwards Entity for payment of the Lease Obligations within 5 business days of receipt of written notice from the New Edwards Entity requesting such reimbursement, which notice shall include evidence of payment by the New Edwards Entity of the Lease Obligations with respect to which the New Edwards Entity is requesting reimbursement.

(d)                                 Notwithstanding anything to the contrary contained in the Option Grant Agreement, the Company and Edwards agree that, effective as of the Separation Date, all of the Options granted to Edwards pursuant to the Option Grant Agreement, including any additional Options issued to Edwards pursuant to Section 12 of the Option Grant Agreement in connection with the consummation of the Rights Offering (as defined below), shall become fully vested and exercisable for all purposes under the Option Grant Agreement.  In addition, the Company and Edwards agree that, notwithstanding anything to the contrary contained in the Option Grant Agreement, Edwards shall be entitled to exercise the Options at any time prior to 5 p.m. on July 9, 2012.  The Company and Edwards further agree that effective immediately following the consummation of the Rights Offering and the issuance of additional Options to Edwards pursuant to Section 12 of the Option Grant Agreement in connection therewith, Section 12 of the Option Grant Agreement shall be of no further force or effect, the Option Grant Agreement shall be amended by deleting Section 12 therefrom in its entirety and Edwards shall no longer be entitled to issuances of additional Options in connection with future offerings of the Company’s equity securities.  The term “Rights Offering” as used herein means the grant by the Company to its

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stockholders of the right to acquire up to 12,500,000 shares of its Common Stock, at an offering price per share that will result in the Company realizing at least $50,000,000 in gross proceeds from such offering and the issuance of such Common Stock pursuant thereto in order to finance a portion of consideration to be paid in connection with the Merger and any transactions or other actions taken in furtherance or a result thereof.

(e)                                  In consideration of the agreements set forth in this Section 1, Edwards agrees to execute the General Release attached as Exhibit A hereto.

2.                                       Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the Company and its affiliates, successors and assigns and shall be binding upon and inure to the benefit of Edwards and his legal representatives and assigns.

3.                                       Modification or Waiver.  No amendment, modification or waiver of this Agreement shall be binding or effective for any purpose unless it is made in a writing signed by the Party against whom enforcement of such amendment, modification or waiver is sought.  No course of dealing between the Parties to this Agreement shall be deemed to affect or to modify, amend or discharge any provision or term of this Agreement.  No delay on the part of the Company or Edwards in the exercise of any of their respective rights or remedies shall operate as a waiver thereof, and no single or partial exercise by the Company or Edwards of any such right or remedy shall preclude other or further exercises thereof.  A waiver of right or remedy on any one occasion shall not be construed as a bar to or waiver of any such right or remedy on any other occasion.

4.                                       Governing Law.  All issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by, and construed in accordance with, the laws of the State of Illinois, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Illinois or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Illinois.

5.                                       Severability.  Whenever possible each provision and term of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision or term of this Agreement shall be held to be prohibited by or invalid under such applicable law, then such provision or term shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or affecting in any manner whatsoever the remainder of such provision or term or the remaining provisions or terms of this Agreement.

6.                                       No Strict Construction.  The language used in this Agreement shall be deemed to be the language chosen by the Parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any Party.

7.                                       Notice.  All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or upon confirmation of receipt if delivered by telecopy or facsimile (but only if a copy of such telecopy or facsimile is delivered to the recipient by a recognized next-day courier service), (b) on the first business day following the date of dispatch if delivered by a recognized next-day

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courier service or (c) on the fifth business day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid.  All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as have been previously designated in writing to the party sending such notice by the party to receive such notice:

The Company:

First Acceptance Corporation 3813 Green Hills Village Drive Nashville, Tennessee 37215 Fax: (615) 844-2898 Attention: Stephen J. Harrison

Edwards:

Donald J. Edwards 676 North Michigan Avenue, Suite 3300 Chicago, Illinois 60611 Fax: (312) 327-4525

8.                                       Captions.  The captions used in this Agreement are for convenience of reference only and do not constitute a part of this Agreement and shall not be deemed to limit, characterize or in any way affect any provision of this Agreement, and all provisions of this Agreement shall be enforced and construed as if no caption had been used in this Agreement.

9.                                       Counterparts.  This Agreement may be executed in counterparts, any one of which need not contain the signatures of more than one Party, but all such counterparts taken together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the undersigned have executed this Separation Agreement as of the date first above written.

FIRST ACCEPTANCE CORPORATION

/s/ Ellen V. Billings
By:	Ellen V. Billings
Its:	Vice President and Controller, Secretary and Treasurer

/s/ Donald J. Edwards
Donald J. Edwards

Exhibit A

GENERAL RELEASE

I, Donald J. Edwards, in consideration of and subject to the performance by First Acceptance Corporation, a Delaware corporation (together with its Subsidiaries, the “Company”), of its material obligations under the Separation Agreement, dated as of April 30, 2004 (the “Agreement”), do hereby release and forever discharge as of the date hereof the Company and all present and former directors, officers, agents, representatives, employees, successors and assigns of the Company and its direct or indirect owners (collectively, the “Released Parties”) to the extent provided below.

1.                                       I understand that any payments or benefits paid or granted to me under Section 1 of the Agreement represent, in part, consideration for signing this General Release and are not salary, wages or benefits to which I was already entitled. I understand and agree that I will not receive the payments and benefits specified in Section 1 of the Agreement unless I execute this General Release and do not revoke this General Release within the time period permitted hereafter or breach this General Release.

2.                                       Except as provided in paragraph 4 below and except for any Claims (as defined below) arising out of the Agreement, I knowingly and voluntarily release and forever discharge the Company and the other Released Parties from any and all claims, controversies, actions, causes of action, cross-claims, counter-claims, demands, debts, compensatory damages, liquidated damages, punitive or exemplary damages, other damages, claims for costs and attorneys’ fees, or liabilities of any nature whatsoever in law and in equity, both past and present (through the date of this General Release) and whether known or unknown, suspected, or claimed against the Company or any of the Released Parties which I, my spouse, or any of my heirs, executors, administrators or assigns, may have, which arise out of or are connected with my employment with, or my separation from, the Company (including, but not limited to, any allegation, claim or violation, arising under: Title VII of the Civil Rights Act of 1964, as amended; the Civil Rights Act of 1991; the Age Discrimination in Employment Act of 1967, as amended (including the Older Workers Benefit Protection Act); the Equal Pay Act of 1963, as amended; the Americans with Disabilities Act of 1990; the Family and Medical Leave Act of 1993; the Civil Rights Act of 1866, as amended; the Worker Adjustment Retraining and Notification Act; the Employee Retirement Income Security Act of 1974; any applicable Executive Order Programs; the Fair Labor Standards Act; or their state or local counterparts; or under any other federal, state or local civil or human rights law, or under any other local, state, or federal law, regulation or ordinance; or under any public policy, contract or tort, or under common law; or arising under any policies, practices or procedures of the Company; or any claim for wrongful discharge, breach of contract, infliction of emotional distress, defamation; or any claim for costs, fees, or other expenses, including attorneys’ fees incurred in these matters) (all of the foregoing collectively referred to herein as the “Claims”).

3.                                       I represent that I have made no assignment or transfer of any right, claim, demand, cause of action or other matter covered by paragraph 2 above.

4.                                       I agree that this General Release does not waive or release any rights or claims that I may have under the Age Discrimination in Employment Act of 1967 which arise after the date I execute this General Release.  I acknowledge and agree that my separation from employment with the Company in compliance with the terms of the Agreement shall not serve as the basis for any claim or action (including, without limitation, any claim under the Age Discrimination in Employment Act of 1967).

5.                                       In signing this General Release, I acknowledge and intend that it shall be effective as a bar to each and every one of the Claims hereinabove mentioned or implied.  I expressly consent that this General Release shall be given full force and effect according to each and all of its express terms and provisions, including those relating to unknown and unsuspected Claims (notwithstanding any state statute that expressly limits the effectiveness of a general release of unknown, unsuspected and unanticipated Claims), if any, as well as those relating to any other Claims hereinabove mentioned or implied.  I acknowledge and agree that this waiver is an essential and material term of this General Release and that without such waiver the Company would not have agreed to the terms of the Agreement.  I further agree that in the event I should bring a Claim seeking damages against the Company, or in the event I should seek to recover against the Company in any Claim brought by a governmental agency on my behalf, this General Release shall serve as a complete defense to such Claims.  I further agree that I am not aware of any pending charge or complaint of the type described in paragraph 2 hereof as of the execution of this General Release.

6.                                       I agree that neither this General Release, nor the furnishing of the consideration for this General Release, shall be deemed or construed at any time to be an admission by the Company, any Released Party or myself of any improper or unlawful conduct.

7.                                       I agree that I will forfeit all amounts payable by the Company pursuant to Section 1 of the Agreement if I challenge the validity of this General Release. I also agree that if I violate this General Release by suing the Company or the other Released Parties, I will pay all costs and expenses of defending against the suit incurred by the Released Parties, including reasonable attorneys’ fees, and return all payments received by me pursuant to Section 1 the Agreement.

8.                                       I agree to reasonably cooperate with the Company in any internal investigation or administrative, regulatory or judicial proceeding.  I understand and agree that my cooperation may include, but not be limited to, making myself available to the Company upon reasonable notice for interviews and factual investigations; appearing at the Company’s request to give testimony without requiring service of a subpoena or other legal process; volunteering to the Company pertinent information; and turning over to the Company all relevant documents which are or may come into my possession all at times and on schedules that are reasonably consistent with my other permitted activities and commitments. I understand that in the event the Company asks for my cooperation in accordance with this provision, the Company will reimburse me solely for reasonable travel expenses, including lodging and meals, upon my submission of receipts.

9.                                       Notwithstanding anything in this General Release to the contrary, this General Release shall not relinquish, diminish, or in any way affect any rights or claims arising out of any breach by the Company or by any Released Party of the Agreement.

10.                                 Whenever possible, each provision of this General Release shall be interpreted in, such manner as to be effective and valid under applicable law, but if any provision of this General Release is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this General Release shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

BY SIGNING THIS GENERAL RELEASE, I REPRESENT AND AGREE THAT:

1.                                      I HAVE READ IT CAREFULLY;

2.                                      I UNDERSTAND ALL OF ITS TERMS AND KNOW THAT I AM GIVING UP IMPORTANT RIGHTS, INCLUDING BUT NOT LIMITED TO, RIGHTS UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, AS AMENDED; TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, AS AMENDED; THE EQUAL PAY ACT OF 1963; THE AMERICANS WITH DISABILITIES ACT OF 1990; AND THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED;

3.                                      I VOLUNTARILY CONSENT TO EVERYTHING IN IT;

4.                                      I HAVE BEEN ADVISED TO CONSULT WITH AN ATTORNEY BEFORE EXECUTING IT AND HAVE DONE SO, OR, AFTER CAREFUL READING AND CONSIDERATION, I HAVE CHOSEN NOT TO DO SO OF MY OWN VOLITION;

5.                                      I HAVE HAD AT LEAST 21 DAYS FROM THE DATE OF MY RECEIPT OF THIS RELEASE SUBSTANTIALLY IN ITS FINAL FORM ON APRIL 8, 2004 TO CONSIDER IT AND THE CHANGES MADE SINCE THE APRIL 8, 2004 VERSION OF THIS RELEASE ARE NOT MATERIAL AND WILL NOT RESTART THE REQUIRED 21-DAY PERIOD;

6.                                      THE CHANGES TO THE AGREEMENT SINCE APRIL 8, 2004 EITHER ARE NOT MATERIAL OR WERE MADE AT MY REQUEST;

7.                                      I UNDERSTAND THAT I HAVE SEVEN DAYS AFTER THE EXECUTION OF THIS RELEASE TO REVOKE IT AND THAT THIS RELEASE SHALL NOT BECOME EFFECTIVE OR ENFORCEABLE UNTIL THE REVOCATION PERIOD HAS EXPIRED;

8.                                      I HAVE SIGNED THIS GENERAL RELEASE KNOWINGLY AND VOLUNTARILY AND WITH THE ADVICE OF ANY COUNSEL RETAINED TO ADVISE ME WITH RESPECT TO IT; AND

9.                                      I AGREE THAT THE PROVISIONS OF THIS GENERAL RELEASE MAY NOT BE AMENDED, WAIVED, CHANGED OR MODIFIED EXCEPT BY AN INSTRUMENT IN WRITING SIGNED BY AN AUTHORIZED REPRESENTATIVE OF THE COMPANY AND BY ME.

DATE: April 30, 2004	/s/ Donald J. Edwards
Donald J. Edwards